Exhibit 10.19

FOURTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. NON-QUALIFIED RETIREMENT PLAN

(As Amended and Restated Effective January 1, 1999)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Non-Qualified Retirement Plan (the “Plan”) for a select group of its management and highly compensated employees;

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Committee by Section 8.1 of the Plan, and by virtue of the authority delegated to the undersigned by resolution of the Committee, the Plan, as previously amended, be and is hereby amended further, effective as of April 1, 2002, in the following particulars:

1. By substituting the following for Section 1.14 of the Plan:

“1.14. ‘Director’ means an individual who is a member of the Board, a member of the board of directors of an Affiliated Company, or a ‘Regional Board’ member.”

2. By substituting the following for the second sentence of Section 2.3 of the Plan:

“A Participant’s Compensation Deferral Agreement for any Plan Year must be in writing, signed by the Participant, and delivered to the Committee prior to January 1 of that Plan Year; except that, in the year in which an Eligible Employee or Director first becomes eligible to participate in the Plan (i.e., due to hire or promotion), such Eligible Employee or Director may execute a Compensation Deferral Agreement, no later than 30 days after such initial eligibility, to defer Compensation for services to be performed subsequent to the election.”

3. By adding the following new Section 2.13 to the Plan immediately after Section 2.12 thereof:

“2.13. Company Contributions for Mid-Year Entrants. For purposes of determining the Company contributions provided for under Sections 2.4, 2.5 and 2.6 above, the ‘Compensation’ of an Eligible Employee or Director for the Plan Year in which he or she first becomes eligible to participate in the Plan (i.e., due to hire, promotion or designation by the Committee), shall only include the Salary, Bonus, Director’s Fees or Director’s Retainer payable to such person on and after the first day that he or she first became an Eligible Employee or Director in that Plan Year.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 8th day of May 2002.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
A Member of the Committee